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      EXHIBIT 11.1. STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                                     SEPTEMBER 30,               SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                            1999         1998           1999         1998
--------------------------------------------------------------------    -----------------------

BASIC EARNINGS PER SHARE

   Net (loss) income                           $  (6,095)       $ 3,106      $    1,864    $    6,455
                                               ==========    ==========      ==========    ==========

   Weighted average number of common
   and common equivalent shares:               15,438,640    15,414,210      15,385,672    15,387,923

   Basic earnings per share                    $   (0.39)    $     0.20      $     0.12    $     0.42
                                               ===========   ==========      ==========    ==========


DILUTED EARNINGS PER SHARE

   Net income                                  $   (6,095)   $    3,106      $    1,864    $    6,455
                                               ===========   ==========      ==========    ==========

   Weighted average number of common
   and common equivalent shares:
   ---------------------------------
    Average number of shares outstandinding    15,438,640    15,414,210      15,385,672    15,387,923

    Net effect of dilutive stock optionions
    based on the treasury method                   27,817            --          25,700        31,341

   Total average shares:                       15,466,457    15,414,210      15,411,372    15,419,264
                                               ===========   ==========      ==========    ==========

   Diluted earnings per share                  $    (0.39)   $     0.20      $     0.12    $     0.42
                                               ===========   ==========      ==========    ==========

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